UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6, 2012

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Effective April 6, 2012, the Board of Directors of TIBCO Software Inc. (“TIBCO”) designated Brent P. Hogenson as TIBCO’s Principal Accounting Officer, effective immediately.

Mr. Hogenson, age 50, joined TIBCO in November 2011 as its Interim Corporate Controller and was appointed its Vice President, Corporate Controller, on April 6, 2012. From 2009 to 2010, Mr. Hogenson was Chief Financial Officer of Americas for Autonomy, Inc., a software company. From 2003 to 2009, Mr. Hogenson was Vice President of Finance, Corporate Controller of Interwoven, Inc., a software company.

With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Hogenson and any director or executive officer of TIBCO. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Hogenson and TIBCO that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: April 9, 2012